SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LaSalle Hotel Properties

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box.):

☒	No fee required

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2

LASALLE HOTEL PROPERTIES

3 Bethesda Metro Center, Suite 1200

Bethesda, Maryland 20814

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 20, 2006

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Shareholders (the “Annual Meeting”) of LaSalle Hotel Properties (the “Company”) will be held on Thursday, April 20, 2006 at 8:00 a.m., local time, at the Hotel George, 15 E Street, N.W., Washington, DC 20001, for the following purposes:

1.	To elect three Class II trustees of the Company to serve until the 2009 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.	To ratify the appointment of the Company’s independent registered public accountants for the year ending December 31, 2006;

3.	To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

The Board of Trustees has fixed the close of business on February 10, 2006 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only shareholders of record of the Company’s common shares of beneficial interest, $.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

You are requested to fill in and sign the enclosed form of proxy, which is being solicited by the Board of Trustees, and to mail it promptly in the enclosed postage-prepaid envelope. The enclosed proxy may be revoked by delivery to the Secretary of a later dated proxy, by giving written notice of the revocation of such proxy to the Secretary, or by attending the meeting and voting in person. Shareholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

By Order of the Board of Trustees

Hans S. Weger
Secretary

Bethesda, Maryland

February 27, 2006

Whether or not you plan to attend the Annual Meeting, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope provided. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your signed proxy card.

LASALLE HOTEL PROPERTIES

3 Bethesda Metro Center, Suite 1200

Bethesda, Maryland 20814

PROXY STATEMENT

FOR THE 2006 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 20, 2006

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees of LaSalle Hotel Properties (the “Company”) for use at the 2006 Annual Meeting of Shareholders of the Company to be held on Thursday, April 20, 2006, and at any adjournments or postponements thereof (the “Annual Meeting”). At the Annual Meeting, shareholders will be asked:

1.	To elect three Class II trustees of the Company to serve until the 2009 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.	To ratify the appointment of the Company’s independent registered public accountants for the year ending December 31, 2006;

3.	To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and Proxy Card are first being sent to shareholders on or about February 27, 2006. The Board of Trustees has fixed the close of business on February 10, 2006 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record of the Company’s common shares of beneficial interest, $.01 par value per share (the “Common Shares”), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. As of the Record Date, there were 39,409,606 Common Shares outstanding and entitled to vote at the Annual Meeting. Holders of Common Shares outstanding as of the close of business on the Record Date will be entitled to one vote for each Common Share held by them.

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding Common Shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Broker “non-votes,” or proxies from brokers or nominees indicating that such person has not received instructions from the beneficial owner or other person entitled to vote such shares on a particular matter with respect to which the broker or nominee does not have discretionary voting power, and abstentions are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. The vote of a plurality of all of the votes cast at a meeting at which a quorum is present is necessary for the election of the Class II trustees. The vote of a majority of all of the votes cast at a meeting at which a quorum is present is necessary for the ratification of the appointment of the Company’s independent registered public accountants and approval of any other routine matters properly presented at the Annual Meeting for approval by the shareholders. Under Maryland law, abstentions do not constitute a vote “for” or “against” a routine matter and will be disregarded in determining “votes cast.” Broker “non-votes” will be treated in the same manner as abstentions on routine matters.

Shareholders of the Company are requested to complete, sign, date and promptly return the accompanying Proxy Card in the enclosed postage-prepaid envelope. Common Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the election of the three nominees for Class II trustees of the Company named in this Proxy Statement and FOR ratification of the Board of Trustees’

appointment of the Company’s independent registered public accountants for the year ending December 31, 2006. It is not anticipated that any matters other than those set forth in the Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

A shareholder of record may revoke a proxy at any time before such proxy has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Annual Meeting. Any shareholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a shareholder at the Annual Meeting will not constitute revocation of a previously given proxy.

The Company’s Annual Report on Form 10-K for its year ended December 31, 2005, which includes financial statements for the year then ended, has been mailed to shareholders with this Proxy Statement. The Company’s Annual Report on Form 10-K, however, is not part of the proxy solicitation material.

PROPOSAL 1:    ELECTION OF TRUSTEES

The Board of Trustees of the Company consists of seven members and is divided into three classes, with the trustees in each class serving for a term of three years and until their successors are duly elected and qualified. The term of one class expires at each Annual Meeting.

At the Annual Meeting, three trustees will be elected to serve until the 2009 annual meeting of shareholders and until their successors are duly elected and qualified. The Board of Trustees has nominated Messrs. Darryl Hartley-Leonard and William S. McCalmont, and Ms. Kelly L. Kuhn to serve as the Class II trustees (the “Nominees”). The Nominees are currently serving as the Class II trustees of the Company. The Board of Trustees anticipates that each Nominee will serve, if elected, as a trustee. However, if either person nominated by the Board of Trustees is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Trustees may recommend.

The Board of Trustees recommends a vote FOR each Nominee.

Information Regarding the Nominees and the Continuing Trustees

The following table and biographical descriptions set forth certain information with respect to each Nominee for election as a Class II trustee at the Annual Meeting and the continuing trustees whose terms expire at the annual meetings of shareholders in 2007 and 2008, respectively.

Name	Age	Trustee Since	Amount and Nature of Beneficial Ownership of Common Shares (1)		Percent of Class (2)(3)
Class I Continuing Trustees (Terms Expire in 2008)
Jon E. Bortz	49	1998	159,379	(4)	*
Donald A. Washburn	61	1998	2,756		*
Class II Nominees for Election at 2006 Annual Meeting (Terms Expire in 2009)
Darryl Hartley-Leonard	60	1998	17,306	(4)	*
Kelly L. Kuhn	40	2003	1,660	(4)	*
William S. McCalmont	50	2000	17,161	(4)	*
Class III Continuing Trustees (Terms Expire in 2007)
Donald S. Perkins	78	1998	32,985	(4)	*
Stuart L. Scott	67	1998	101,572	(4)	*

(1)	All information has been determined as of February 10, 2006. For purposes of this table a person is deemed to have “beneficial ownership” of the number of Common Shares which such person has the right to acquire pursuant to the exercise of stock options exercisable within 60 days of February 10, 2006 or the redemption of units (“Units”) of limited partnership interest in LaSalle Hotel Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”) of which the Company is the general partner (assuming the Company elects to issue Common Shares rather than pay cash upon such redemption). See “Executive Compensation” for a discussion of the vesting of stock options granted to trustees and officers. Pursuant to the terms of the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of April 29, 1998, as amended, upon a notice of redemption from a unitholder, the Operating Partnership is obligated to redeem Units for cash, or, at the option of the Company, Common Shares.
(2)	For purposes of computing the percentage of outstanding Common Shares held by each person, any Common Shares which such person has the right to acquire, within 60 days of February 10, 2006 pursuant to the exercise of a stock option or in exchange for the redemption of Units, are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percent ownership of any other person.
(3)	“*” represents less than 1% of class.
(4)	The number of Common Shares beneficially owned by each of the following persons includes the number of Common Shares which each such person has the right to acquire pursuant to the exercise of stock options exercisable within 60 days of February 10, 2006: Jon E. Bortz – 63,099; Darryl Hartley-Leonard – 12,000; William S. McCalmont – 15,000; Donald S. Perkins – 15,000; and Stuart L. Scott – 10,000. The number of Common Shares beneficially owned by Mr. Scott also includes 33,530 Common Shares that he has the right to acquire in exchange for an equal number of Units within 60 days of February 10, 2006. The number of Common Shares beneficially owned by the following persons does not include the number of Common Shares deferred as a portion of or all of such disinterested trustees’ annual retainer (as discussed in “—Trustee Compensation” below): Darryl Hartley-Leonard – 10,129; William S. McCalmont – 7,286; Donald S. Perkins – 11,482; and Stuart L. Scott – 6,983. Holders of Deferred Common Shares receive additional deferred shares in an amount equal to the amount of any dividends paid on the Common Shares exchangeable for the outstanding deferred shares, divided by the average closing price of the Common Shares on the New York Stock Exchange during the 10 trading days preceding the first day on which the Common Shares begin trading without entitlement to the applicable dividend. The total number of Deferred Common Shares for each trustee discussed in this footnote 4 includes additional deferred shares acquired through dividend reinvestment through December 31, 2005.

Class I Continuing Trustees—Terms Expire in 2008

Jon E. Bortz has served as Chairman of the Company’s Board of Trustees since January 1, 2001, a trustee of the Company since 1998 and has been President and Chief Executive Officer of the Company since its formation. Mr. Bortz founded the Hotel Group of Jones Lang LaSalle Incorporated (“Jones Lang LaSalle”), and as President, oversaw all of Jones Lang LaSalle’s hotel investment and development activities. From January 1995 as Managing Director of Jones Lang LaSalle’s Investment Advisory Division, Mr. Bortz was also responsible for certain east coast development projects, including the redevelopment of Grand Central Terminal in New York City. From January 1990 to January 1995, he was a Senior Vice President of Jones Lang LaSalle’s Investment Division, with responsibility for east coast development projects and workouts, including the redevelopment of Union Station in Washington, D.C. Mr. Bortz joined Jones Lang LaSalle in 1981. Mr. Bortz is a member of the Board of Governors of the National Association of Real Estate Investment Trusts. He is also a member of the Board of Trustees of Federal Realty Investment Trust. Mr. Bortz holds a B.S. in Economics from The Wharton School of the University of Pennsylvania and is a Certified Public Accountant in Maryland.

Donald A. Washburn has served as a trustee of the Company since 1998. Mr. Washburn is also a member of the Company’s Audit Committee and the Nominating and Governance Committee and the Chairman of the Compensation Committee. Mr. Washburn is a private investor. Mr. Washburn is a retired Executive Vice President of Northwest Airlines, Inc. (“Northwest”) and was the Chairman and President-Northwest Cargo, Inc. Mr. Washburn joined Northwest in 1990 and served in a number of capacities, including Executive Vice President-Customer Service and Operations. Prior to joining Northwest, Mr. Washburn was a corporate Senior Vice President of Marriott Corporation, most recently Executive Vice President and general manager of its Courtyard Hotel division. Mr. Washburn is a director of Amedisys, Inc., The Greenbrier Companies, Inc., Key Technology, Inc. and some privately-held companies also. Mr. Washburn serves as a private equity fund advisory board member of Spell Capital Funds II and III. Mr. Washburn graduated from Loyola University of Chicago, Kellogg Graduate School of Management at Northwestern University and the Northwestern University School of Law.

Class II Continuing Trustees—Nominees for Election at 2006 Annual Meeting—Terms Expire in 2009

Darryl Hartley-Leonard has served as a trustee of the Company since 1998. Mr. Hartley-Leonard is a member of the Company’s Nominating and Governance Committee. Mr. Hartley-Leonard is a private investor. Mr. Hartley-Leonard is Chairman and CEO of PGI (an event production agency) and a retired Chairman of the Board, President and Chief Executive/Chief Operating Officer of Hyatt Hotels Corporation. Mr. Hartley-Leonard is a director of Jones Lang LaSalle, a global real estate service company. Mr. Hartley-Leonard holds a B.A. from Blackpool Lancashire College of Lancaster University and an honorary doctorate of business administration from Johnson and Wales University.

Kelly L. Kuhn has served as a Trustee of the Company since 2003. Ms. Kuhn is also a member of the Company’s Compensation Committee and Nominating and Governance Committee. Ms. Kuhn has been President of SatoTravel, a Navigant International company, since 2005. For four years prior, Ms. Kuhn had been Navigant International’s Regional President for the north central region. Ms. Kuhn serves on Navigant International’s executive committee and the strategic planning team. For approximately 10 years prior to joining Navigant International, Ms. Kuhn held several key positions at Arrington Travel Center, including manager of corporate communications, director of client and industry relations, vice president of operations, senior vice president, executive vice president and president and chief operating officer. Ms. Kuhn holds a B.A. from Northwestern University.

William S. McCalmont has served as a trustee of the Company since 2000. Mr. McCalmont is a member of the Company’s Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Mr. McCalmont is an Executive Vice President and the Chief Financial Officer of ACE Cash Express, Inc. From January 2002 through August 2003, Mr. McCalmont served as a founding member and principal of the Turtle Creek Group. From September 2000 to August 2001, Mr. McCalmont was the Chief Financial Officer of HQ Global Workplaces, Inc., a supplier of furnished, fully supported office space, which filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in March 2002. From August 1999 until June 2000, Mr. McCalmont served as the Interim President and Chief Executive Officer, and from August 1997 to August 1999, as the Senior Vice President and Chief Financial Officer, of La Quinta Inns, Inc., an owner and operator of hotels. From 1996 to 1997, Mr. McCalmont was Senior Vice President, Chief Financial Officer and Treasurer of FelCor Suite Hotels, Inc., an owner of hotels.

Class III Continuing Trustees—Terms Expire in 2007

Donald S. Perkins has served as a trustee of the Company since 1998. Mr. Perkins is the Chairman of the Company’s Audit Committee and a member of the Compensation Committee and the Nominating and Governance Committee. He is the retired Chairman of the Board and Chief Executive Officer of Jewel Companies, Inc. (a diversified retailer) (1970 to 1980). Mr. Perkins is Chairman of Nanophase Technologies Corporation and serves as a director of LaSalle U.S. Realty Income II and III. He has previously served on more than 20 corporate boards including AT&T, Aon, Corning, Cummins Engine, Eastman Kodak, Inland Steel Industries, Kmart, Lucent Technologies, The Putnam Funds, Time Warner and Spring Industries. Mr. Perkins graduated from Yale University and Harvard Business School.

Stuart L. Scott has served as a trustee of the Company since 1998 and as Chairman of the Company’s Board of Trustees from 1998 to December 31, 2000. Mr. Scott is the Chairman of the Company’s Nominating and Governance Committee. Mr. Scott was the Chairman of the Board of Directors and Chief Executive Officer of Jones Lang LaSalle until December 2004 when he retired from that firm. Mr. Scott also served as Chairman of the Board of Directors and Chief Executive Officer of LaSalle Partners Incorporated and its predecessor entities from December 1992 through December 2001. Mr. Scott is a director of Hartmarx Corporation (a clothing manufacturing company). Mr. Scott holds a B.A. from Hamilton College and a J.D. from the Northwestern University School of Law.

Biographical Information Regarding Executive Officers Who Are Not Trustees

Michael D. Barnello has served as Chief Operating Officer and Executive Vice President of Acquisitions of the Company since its formation and President of LaSalle Hotel Lessee, Inc. Mr. Barnello joined LaSalle Partners Incorporated in April 1995 as a Vice President. Prior to April 1995, Mr. Barnello was a Vice President with Strategic Realty Advisors, formerly known as VMS Realty Partners, where he was responsible for hotel asset management since 1990. Concurrently, Mr. Barnello was a Vice President at Stone-Levy LLC, an affiliate of Strategic Realty Advisers, where he was responsible for hotel acquisitions. Mr. Barnello holds a B.S. in Hotel Administration from the Cornell School of Hotel Administration. Mr. Barnello is 40 years old.

Hans S. Weger has served as Chief Financial Officer, Executive Vice President and Treasurer of the Company since August 1998 and as Secretary of the Company since October 1999. Mr. Weger is responsible for all financial, accounting, human resources and information technology activities. Prior to joining the Company, Mr. Weger served as Vice President and Treasurer for La Quinta Inns, Inc. where he was responsible for all financing activities. From 1992 until 1997, Mr. Weger served in various management roles with Harrah’s Entertainment, Inc. where he was responsible for strategic planning, mergers and acquisitions and project financing. Mr. Weger holds a B.S. in finance from the University of Southern Mississippi and an M.B.A. from the University of Chicago. Mr. Weger is 42 years old.

The Board of Trustees and Its Committees

The Company is managed by a seven member Board of Trustees, a majority of whom are independent of the Company’s management. The Board of Trustees held seven meetings during 2005. The Board of Trustees does not have a policy with respect to trustees’ attendance at annual meetings of shareholders, and, because of the routine nature of the meeting and historical low levels of shareholder participation at the Company’s annual meetings, members of the Board of Trustees did not attend the Company’s last annual meeting.

Independence of Trustees. At least a majority of the Company’s trustees and each member of the current committees of the Board of Trustees must meet the test of “independence” as defined by the New York Stock Exchange (the “NYSE”). The NYSE standards provide that to qualify as an “independent” trustee, in addition to satisfying certain NYSE “bright-line” criteria relating to trustee independence, the Board of Trustees must affirmatively determine that a trustee has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board of Trustees has determined that each of Ms. Kuhn and Messrs. Hartley-Leonard, McCalmont, Perkins, Scott and Washburn satisfies the NYSE “bright-line” criteria and that none has any relationship with the Company either directly or indirectly other than as a trustee of the Company. Therefore, the Board of Trustees believes that each of these trustees is independent under the NYSE rules.

Committees. LaSalle Hotel Properties has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Each of these committees has a written charter approved by the Board of Trustees. A copy of each charter can be found under the “investor relations” section of our website at www.lasallehotels.com. Our three committees are described below and the members of the committees are identified in the following table.

Trustee	Audit Committee	Compensation Committee	Nominating and Governance Committee
Darryl Hartley-Leonard			X
Kelly L. Kuhn		X	X
William S. McCalmont	X	X	X
Donald S. Perkins	Chair	X	X
Stuart L. Scott			Chair
Donald A. Washburn	X	Chair	X
Total Meetings Held	5	4	1

Audit Committee. The Audit Committee makes recommendations concerning the engagement of independent public accountants; reviews with the independent public accountants the plans and results of the audit engagement; approves professional services provided by the independent public accountants; reviews the independence of the independent public accountants; and considers the range of audit and non-audit fees and reviews the adequacy of the Company’s internal accounting controls. The Board of Trustees has affirmatively determined that each Audit Committee member is independent as defined in Sections 3034.02 and 303A.07 of the listing standards of the NYSE and under the Securities and Exchange Commission (“SEC”) rules for audit committees. Additionally, the Audit Committee is responsible for monitoring the Company’s procedures for compliance with the rules for taxation as a real estate investment trust under Sections 856-860 of the Internal Revenue Code of 1986 (the “Code”). The Audit Committee has adopted a written audit charter which outlines certain specified responsibilities of the Audit Committee and complies with the rules of the SEC and the NYSE. The Board of Trustees approved an amendment to the Audit Committee Charter establishing that the Audit Committee shall meet at least five times each year. The written Audit Committee Charter appears as Exhibit A to this Proxy Statement.

Compensation Committee. The Compensation Committee exercises all powers of the Board of Trustees in connection with compensation matters, including incentive compensation and benefit plans. The Compensation Committee has authority to grant awards under the Company’s 1998 Share Option and Incentive Plan, as amended (the “1998 Share Option and Incentive Plan”). Additionally, the Compensation Committee is responsible for reviewing any transactions that involve potential conflicts of interest. The Board of Trustees has affirmatively determined that each member of this committee is independent under the NYSE listing standards. The Board of Trustees approved an amendment to the Compensation Committee Charter establishing that the Compensation Committee shall meet at least four times each year.

Nominating and Governance Committee. The Nominating and Governance Committee assists the Board of Trustees by identifying individuals qualified to become Board members; recommends to the Board of Trustees the trustee nominees for the next annual meeting of shareholders; recommends to the Board of Trustees the corporate governance guidelines applicable to the Company; leads the Board of Trustees in its annual review of the Board’s performance; and recommends to the Board of Trustees the trustee nominees for each committee. The Board of Trustees has affirmatively determined that each member of this committee is independent under the NYSE listing standards.

Non-Management Trustee Executive Sessions. As required by the rules of the NYSE, the non-management trustees of the Company’s board regularly meet in scheduled executive sessions, without management present. These executive sessions generally follow after each meeting of the Board, each meeting of the Audit Committee and each meeting of the Compensation Committee. In addition, the non-management members of the Audit Committee and the non-management members of the Compensation Committee regularly meet in executive session without management present. In 2005, the non-management trustees of the Board, the non-management members of the Audit Committee and the non-management members of the Compensation Committee each met in executive session without management present at least four times. Pursuant to a resolution of the Board of Trustees, the sitting Chairman of the Nominating and Governance Committee of the Board of Trustees will preside over each executive session of the Board of Trustees. The current Chairman of the committee is Stuart L. Scott. Executive sessions of the Audit Committee and of the Compensation Committee are presided over by the respective Chairman of the committee.

The Board of Trustees is divided into three classes with each class standing for election every three years. Before the annual meeting of shareholders, the Nominating and Governance Committee considers the nomination of trustees in the class whose term expires at the next annual meeting of shareholders and also considers new candidates whenever there is a vacancy on the Board or whenever a vacancy is anticipated due to a change in the size or composition of the Board, a retirement of a trustee or for any other reasons. In addition to considering incumbent trustees, the Nominating and Governance Committee identifies trustee candidates based on recommendations from the trustees and executive officers. The committee also has previously engaged, and may in the future engage, the services of third-party search firms to assist in identifying or evaluating trustee candidates.

The Nominating and Governance Committee evaluates annually the effectiveness of the Board as a whole and of each individual trustee and identifies any areas in which the Board would be better served by adding new members with different skills, backgrounds or areas of experience. The Board of Trustees considers trustee candidates based on a number of factors including: whether the Board member will be “independent,” as such term is defined by the NYSE listing standards; whether the candidate possesses the highest personal and professional ethics, integrity and values; and whether the candidate has an inquisitive and objective perspective, practical wisdom and mature judgment. Candidates are also evaluated on their understanding of the Company’s business and willingness to devote adequate time to carrying out their duties. The Nominating and Governance Committee also monitors the mix of skills, experience and background to assure that the Board has the necessary composition to effectively perform its oversight function.

The Nominating and Governance Committee will consider appropriate nominees for trustees whose names are submitted in writing by a shareholder of the Company. Trustee candidates submitted by our shareholders will be evaluated by the Nominating and Governance Committee on the same basis as any other trustee candidates.

Nominations must be addressed to LaSalle Hotel Properties, 3 Bethesda Metro Center, Suite 1200, Bethesda, Maryland 20814, Attn: Hans S. Weger, Corporate Secretary, indicating the nominee’s qualifications and other relevant biographical information and providing confirmation of the nominee’s consent to serve as trustee, if elected. In order to be considered for the next annual election of trustees, any such written request must comply with the requirements set forth in the Bylaws of the Company and below under “Other Matters—Shareholder Proposals.”

Committee Charters and Governance Guidelines

Each committee of the Board of Trustees has a charter. The Company makes available copies of these committee charters as well as its corporate governance guidelines on its website at www.lasallehotels.com in the “investor relations” section. In addition, the Audit Committee Charter appears as Exhibit A to this Proxy Statement. Copies of these documents are also available in print to any shareholder who requests them. Requests should be sent in writing to LaSalle Hotel Properties, 3 Bethesda Metro Center, Suite 1200, Bethesda, Maryland 20814, Attn: Hans S. Weger, Corporate Secretary.

Trustee Compensation

Each trustee who is not an employee of or affiliated with the Company receives an annual fee of $75,000. Prior to the beginning of each year, each trustee makes an election to receive the annual retainer fee half in cash and half in Common Shares, all in Common Shares or less than half in cash and the remainder in Common Shares. In accordance with the 1998 Share Option and Incentive Plan and procedures adopted by the Company, each such trustee may also elect to defer the receipt of all or a portion of his or her Common Shares (the “Deferred Common Shares”). Payment of the annual retainer, whether in cash, Common Shares or Deferred Common Shares, is made after the close of business on December 31st of each year in which the trustees served on the Board of Trustees. The number of Common Shares or Deferred Common Shares issued is determined by dividing dollar amount each trustee elects to receive in the form of Common Shares or Deferred Common Shares by the average daily closing price of the Common Shares on the NYSE for the year ending December 31st. Deferred Common Shares are paid out to a trustee either in a single payment on January 31st of the calendar year, or in five equal annual installments beginning on January 31st of the calendar year following the year in which the trustee ceases to serve on the Board of Trustees. Holders of Deferred Common Shares receive additional deferred shares in an amount equal to the amount of any dividends paid on the Common Shares exchangeable for the outstanding deferred shares, divided by the average closing price of the Common Shares on the NYSE during the 10 trading days preceding the first day on which the Common Shares begin trading without entitlement to the applicable dividend.

Additionally, the Chairman of the Audit Committee and the Chairman of the Compensation Committee each receives an additional $5,000 in compensation, which is subject to the same cash, Common Shares or Deferred Common Shares elections described above. Trustees do not receive any additional compensation in any form for their service, including for attendance at Board or Committee meetings or other equity grants. The Company reimburses trustees for out-of-pocket expenses incurred in connection with their service on the Board of Trustees. For the year ended December 31, 2005, the trustees who were not employees of the Company (six individuals) received the following total compensation:

Summary of Non-Executive Trustee Compensation

Name	Cash Election	Common Shares	Deferred Common Shares
Darryl Hartley-Leonard	—	2,322	—
Kelly L. Kuhn	$37,500	1,161	—
William S. McCalmont	37,500	1,161	—
Donald S. Perkins	—	—	2,476
Stuart L. Scott	—	—	2,322
Donald A. Washburn	40,000	1,238	—

Total	$115,000	5,882	4,798

Shareholder Communication with the Board of Trustees, Presiding Trustee of the Non-Management Trustees and the Audit Committee

LaSalle Hotel Properties’ Board of Trustees may be contacted via mail at the address listed below.

Board of Trustees

LaSalle Hotel Properties

3 Bethesda Metro Center, Suite 1200

Bethesda, Maryland 20814

As discussed above, the presiding trustee of non-management executive sessions of the trustees is the sitting Chairman of the Nominating and Governance Committee of the Board of Trustees. The current Chairman of the committee is Stuart L. Scott. Mr. Scott can be contacted via mail at the address listed below.

Presiding Trustee

Board of Trustees

LaSalle Hotel Properties

3 Bethesda Metro Center, Suite 1200

Bethesda, Maryland 20814

The Audit Committee has adopted a process for anyone to send communications to the Audit Committee with concerns or complaints concerning the Company’s regulatory compliance, accounting, audit or internal controls issues. The Audit Committee can be contacted via mail at the address listed below.

Chairman

Audit Committee

LaSalle Hotel Properties

3 Bethesda Metro Center, Suite 1200

Bethesda, Maryland 20814

PROPOSAL 2:    RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Trustees of the Company has selected the accounting firm of KPMG LLP to serve as independent registered public accountants of the Company for the year ending December 31, 2006, subject to ratification of this appointment by the shareholders of the Company. KPMG LLP has served as the Company’s independent registered public accountants since the Company’s formation in January 1998 and is considered by management of the Company to be well qualified.

Fee Disclosure

The following is a summary of the fees billed to the Company by KPMG LLP for professional services rendered for the years ended December 31, 2005 and December 31, 2004:

	Year Ended December 31, 2005	Year Ended December 31, 2004
Audit Fees	$824,476	$736,010
Audit-Related Fees	224,257	207,226
Tax Fees	222,376	118,000
All Other Fees	—	36,800

Total	$1,271,109	$1,098,036

Audit Fees

Consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements, review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements. Audit fees also include fees for professional services rendered for the audits of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

Audit-Related Fees

Consist of fees billed for professional services in connection with acquisitions and dispositions, comfort letters and SEC registration statements.

Tax Fees

Consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and acquisitions and dispositions tax planning.

All Other Fees

Consist of fees for products and services other than services described under “Audit Fees,” “Audited-Related Fees” and “Tax Fees.” In 2004, these services include fees related to attending a legal deposition involving the Company.

KPMG LLP did not perform any services for the Company during year ending December 31, 2005 other than services described under “Audit Fees,” “Audited-Related Fees,” “Tax Fees,” and “Other Fees.”

Pre-Approval Policy

The Audit Committee or its Chairman pre-approves all services rendered by the Company’s independent registered public accountants. All of the fees paid to KPMG LLP that are described above were approved by the Audit Committee or its Chairman.

A representative of KPMG LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

The Audit Committee has considered whether (and has determined that) the provision by KPMG LLP of the services described under “Audit-Related Fees,” “Tax Fees” and “Other Fees” is compatible with maintaining KPMG LLP’s independence from management and the Company.

The Board of Trustees recommends a vote FOR the ratification of the appointment of the independent registered public accountants.

AUDIT COMMITTEE REPORT

The following is a report by the Company’s Audit Committee regarding the responsibilities and functions of the Audit Committee.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Trustees, in accordance with the Audit Committee Charter. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed the Company’s earnings releases with management.

The Audit Committee reviewed with the independent registered public accountants, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent registered public accountants the auditors’ independence, the matters required to be discussed by Statement on Auditing Standards No. 61 and discussed and received the written disclosures and the letter from the independent registered public accountants required by Independence Standards Board Standard No. 1.

The Audit Committee discussed with the Company’s independent registered public accountants the overall scope and plans for their audit. The Audit Committee meets at least five times per year with the independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee holds meetings with management prior to the filing of the Company’s Quarterly Reports on Form 10-Q with the SEC and release to the public of its quarterly and year-end financial results.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Trustees (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for its year ended December 31, 2005 for filing with the SEC.

The Audit Committee is also responsible for monitoring the Company’s procedures for compliance with the rules for taxation as a REIT under Sections 856-860 of the Code.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that KPMG LLP is in fact “independent.”

The Audit Committee has adopted a written Audit Committee Charter that outlines certain specified responsibilities of the Audit Committee and complies with the rules of the SEC and the NYSE. A copy of the Audit Committee Charter appears as Exhibit A to this Proxy Statement. The Audit Committee held five meetings during 2005. The Board of Trustees approved an amendment to the Audit Committee Charter establishing that the Audit Committee shall meet at least five times each year.

Each of the Audit Committee members is independent as defined by the NYSE listing standards and each member is financially literate. The Board of Trustees has identified Donald S. Perkins and William S. McCalmont as the Audit Committee’s “financial experts” within the meaning of the SEC rules.

Submitted by the Audit Committee

of the Board of Trustees

Donald S. Perkins (Chairman)

William S. McCalmont

Donald A. Washburn

EXECUTIVE COMPENSATION

The following table sets forth information regarding the base compensation awarded to the Company’s Chief Executive Officer and each of the Company’s other executive officers (collectively, the “Named Executive Officers”) during the year ended December 31, 2005.

Summary Compensation Table

	Annual Compensation			Long-Term Compensation
Name And Principal Position	Year	Salary	Bonus	Restricted Stock Awards		Securities Underlying Options/SARs(#)	All Other Compensation (1)
Jon E. Bortz, Chairman of the Board, President and Chief Executive Officer	2005 2004 2003	$425,000 315,750 303,600	$637,500 536,775 258,060	$500,012 — 959,988	(3) (2)	— — —	$16,755 16,623 16,362
Michael D. Barnello, Chief Operating Officer and Executive Vice President of Acquisitions	2005 2004 2003	$315,000 250,450 240,800	$337,500 282,880 136,000	$399,991 — 661,989	(3) (2)	— — —	$12,540 12,286 12,086
Hans S. Weger, Chief Financial Officer, Executive Vice President, Treasurer and Secretary	2005 2004 2003	$315,000 250,450 240,800	$337,500 282,880 136,000	$350,011 — 661,989	(3) (2)	— — —	$13,121 12,921 12,667

(1)	All Other Compensation consists of (i) employer matching contributions to the Company’s 401(k) retirement plan, (ii) Company-paid life insurance premiums and (iii) long-term disability insurance premiums.
(2)	Restricted Stock Awards were granted on October 20, 2003, based upon the closing market price of the Company’s Common Shares on that date of $18.10. Mr. Bortz received two tranches each of 26,519 restricted Common Shares, Mr. Barnello received two tranches each of 18,287 restricted Common Shares and Mr. Weger received two tranches each of 18,287 restricted Common Shares. For each of these Named Executive Officers, one tranche of these restricted Common Shares vests in three equal annual installments beginning on January 1, 2005 and the other tranche of these restricted Common Shares vests in three equal annual installments beginning on January 1, 2006. All Restricted Stock Awards were granted pursuant to the Company’s 1998 Share Option and Incentive Plan. Dividends are paid on the restricted Common Shares.
(3)	Restricted Stock Awards were granted on January 25, 2005 based upon the closing market price of the Company’s Common Shares on that date of $30.55. Mr. Bortz received 16,367 restricted Common Shares, Mr. Barnello received 13,093 restricted Common Shares and Mr. Weger received 11,457 restricted Common Shares. For each of these Named Executive Officers, these restricted Common Shares vest in three equal annual installments beginning on January 1, 2007. All Restricted Stock Awards were granted pursuant to the Company’s 1998 Share Option and Incentive Plan. Dividends are paid on the restricted Common Shares.

Option Grants in 2005

No Named Executive Officers were granted options in 2005.

The following table sets forth information concerning option exercises during 2005 and the value of options held at the end of 2005 by the Company’s Named Executive Officers.

Option Exercises during 2005 and Year-End 2005 Option Values

Name	Number of Shares Acquired on Exercise	Value Realized ($)		Number of Shares Underlying Unexercised Options at December 31, 2005		Value of Unexercised Options at December 31, 2005 (3)
				Exercisable	Unexercisable	Exercisable	Unexercisable
Jon E. Bortz	93,000	$1,512,573	(1)	42,066	21,033	$1,184,999	$592,500
Michael D. Barnello	28,968	622,550	(2)	—	14,484	—	$408,014
Hans S. Weger	28,968	622,534	(2)	—	14,484	—	$408,014

(1)	The realized value of the exercised options at September 6, 2005 is based on the difference between the exercise price and the market price at the time the underlying Common Shares were sold.
(2)	The realized value of the exercised options at February 28, 2005 is based on the difference between the exercise price and the market price at the time the underlying Common Shares were sold.
(3)	The value of unexercised in-the-money options at December 31, 2005 is based on the difference between the exercise price and $36.72, the closing price per Common Share on December 30, 2005.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2005 relating to equity compensation plans of the Company pursuant to which grants of options, restricted stock, restricted stock units or other rights to acquire shares may be granted from time to time.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (1)
Equity compensation plans approved by security holders (2)	184,613	$11.05	1,084,531
Equity compensation plans not approved by security holders (3)	None	None	None

Total	184,613	$11.05	1,084,531

(1)	The amounts indicated in this column exclude securities listed in the column titled “Number of securities to be issued upon exercise of outstanding options, warrants and rights.”
(2)	The Company’s 1998 Share Option and Incentive Plan.
(3)	The Company does not have any equity compensation plans that have not been approved by its shareholders.

Severance Agreements

The Company has entered into agreements with Messrs. Bortz, Barnello and Weger to provide benefits to each executive in the event such executive’s employment is terminated in certain circumstances (the “Severance Agreements”). If such an executive is terminated without Cause (as defined in each Severance Agreement) in connection with (or within one year after) a Change in Control (as defined in each Severance Agreement), or the executive terminates employment for Good Reason (as defined in each Severance Agreement) the executive is entitled to: (i) his base salary, bonus and accrued vacation time (if any) earned but not paid prior to the date of termination; (ii) a cash amount equal to the sum of the executive’s base salary and the average amount of the executive’s bonuses paid with respect to the three most recent fiscal years multiplied by a specified number (with respect to Mr. Bortz, the specified number is three and with respect to Messrs. Barnello and Weger, the specified number is two); and (iii) such other benefits, if any, as are provided under applicable plans. If such an executive is terminated without Cause, but there has not been any Change in Control, the executive is entitled to (i) and (iii) above and a cash amount equal to the sum of the executive’s base salary plus the average amount of the executive’s bonuses paid with respect to the three most recent fiscal years (or in the case of Messrs. Barnello and Weger, 0.5 of the average amount of the executive’s bonuses paid with respect to the three most recent fiscal years). If a Change in Control occurs and the executive is still employed by the Company on the first anniversary of such Change in Control, such executive shall be entitled to a cash bonus equal to the sum of such executive’s base salary and the average amount of the executive’s bonuses paid with respect to the three most recent fiscal years (or in the case of Messrs. Barnello and Weger, 0.5 of the average amount of the executive’s base salary plus bonuses paid with respect to the three most recent fiscal years). Additionally, in certain circumstances, as specified in the Severance Agreements, the Company may be obligated to pay such executives additional amounts equal to estimated tax liabilities and penalties.

Report on Executive Compensation

The following is a report by the Company’s Compensation Committee regarding the Company’s executive compensation objectives, executive compensation program and the compensation of the Company’s chief executive officer.

Executive Compensation Objectives. The objective of the Company’s executive compensation program is to attract, retain and motivate talented executives that will maximize shareholder value. In order to achieve this objective, in addition to annual base salaries, the executive compensation program utilizes a combination of long-term incentives through equity-based compensation and annual incentives through cash bonuses. The program is intended to align the interests of executives with those of the Company’s shareholders by linking a portion of executive compensation directly to increases in shareholder value. The Company seeks to provide total compensation to its executive officers which is competitive with total compensation paid by REITs similar to the Company. To further promote continuity of management, the trustees may impose vesting restrictions or other conditions on the granted Common Shares and options as they did in 2003 and 2005, as applicable, by imposing a three or four year vesting schedule on Common Share and option awards.

Proceedings of the Compensation Committee. The Compensation Committee determines compensation for the Company’s executive officers and is comprised of four trustees, Kelly L. Kuhn, William S. McCalmont, Donald S. Perkins and Donald A. Washburn (Chairman). Final compensation determinations for each fiscal year generally are made after the end of the fiscal year and after audited financial statements for such year become available. At that time, base salaries for the following fiscal year are set, cash bonuses, if any, are determined for the past year’s performance and option grants or other long-term compensation awards, if any, are generally made.

The Compensation Committee exercises independent discretion in respect of executive compensation matters. With respect to the compensation of Messrs. Barnello and Weger, the Compensation Committee considers the recommendations of Mr. Bortz. At the beginning of the year, these executives jointly provided a list of management business objectives for the year, which were discussed with the committee, whose members suggested modifications. On a quarterly basis senior management provided the Compensation Committee with status reports on the Company’s success achieving these objectives.

The following is a discussion of each element of the Company’s executive compensation:

Annual Base Salary. Base salaries for each of the executive officers are set by the Compensation Committee. The Compensation Committee periodically reviews and adjusts each executive officer’s base salary. Mr. Bortz’s 2005 base salary of $425,000 was established on January 1, 2005 and his previous salary of $315,750 was established on January 1, 2004. Mr. Barnello’s 2005 base salary of $315,000 was established on January 1, 2005 and his previous salary of $250,450 was established on January 1, 2004. Mr. Weger’s 2005 base salary of $315,000 was established on January 1, 2005 and his previous salary of $250,450 was established on January 1, 2004. The factors and criteria which the Compensation Committee utilizes in establishing the compensation of the Company’s executive officers include an evaluation of the Company’s overall financial and business performance, the officer’s overall leadership and management, and contributions by the officer to the Company’s acquisitions or investments. The Compensation Committee also considers actual and estimated compensation provided by similar companies.

Annual Bonus. The executive officers’ annual bonus for 2005 was based upon a formula established during the first quarter of 2005, consisting of three components. Twenty-five percent of the bonus was based on performance against management business objectives established by the Compensation Committee. Twenty-five percent of the bonus was based upon the Company’s performance relative to a pre-selected peer group, comprised of four other publicly traded hotel REITs, which the Company believes are most comparable to it. The basis of the comparison was Comparable Funds From Operations or Comparable FFO, calculated by taking each company’s published 2005 Funds From Operations, and adjusting for any expenses related to terminating leases, acquisition costs for the purchase of any affiliated lessee during the year, expenses related to debt retirement and other one time expenses. The remaining 50% of the bonus was based on the Company’s performance relative to a budget which the Board approved at the January 2005 Board meeting. The total calculable bonus is capped at 150% of the executive officer’s target bonus; however, at the Board’s discretion, it may allocate greater weight to any of the three components than the proportions stated above and it may pay bonuses exceeding 150%. The Company surpassed its budget for 2005 by 15%. Additionally, the executive officers met or exceeded all of the management business objectives set by the Compensation Committee, and the total return on the Company’s common shares (assuming reinvestment of dividends) was approximately 196% for the five-year period ended December 31, 2005. Moreover, based upon a comparison of the Company’s Comparable FFO with its peer group, the Company did an exceptional job in growing its Comparable FFO over the past three years. Based upon the bonus formula and in the exercise of its discretion permitted under the bonus plan, the Compensation Committee awarded the executive officers 150% of the bonus target for 2005.

Long-Term Incentives. The 1998 Share Option and Incentive Plan allows for long-term incentives to key employees of, and consultants and other service providers to, the Company, its subsidiaries and advisors through grants of option rights, appreciation rights and restricted share awards. The grants of such rights and awards were intended to align the executives’ long-term objectives with those of the Company’s shareholders. The 1998 Share Option and Incentive Plan is administered by the Compensation Committee, which has the discretion to determine those individuals or entities to whom option rights, appreciation rights and restricted share awards will be granted, the number of shares subject to such rights and awards and other terms and conditions of the option rights, appreciation rights and restricted share awards.

2005 Chief Executive Officer Compensation. For the year ended December 31, 2005, the Compensation Committee determined Mr. Bortz’s base salary and annual bonus in accordance with the above discussion.

Tax Deductibility of Executive Compensation. Section 162(m) of the Code limits the deductibility on the Company’s tax return of compensation over $1 million to any of the executive officers of the Company unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company’s shareholders. The Compensation Committee’s policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing Company executives with appropriate compensation for their performance. The Company did not pay any compensation during 2005 that would be subject to the limitations set forth in Section 162(m).

Submitted by the Compensation Committee of the Board of Trustees

Donald A. Washburn (Chairman)

Kelly L. Kuhn

William S. McCalmont

Donald S. Perkins

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Kelly L. Kuhn, William S. McCalmont, Donald S. Perkins and Donald A. Washburn (Chairman). None of them has served as an officer of the Company or any of its subsidiaries. No member of the Compensation Committee has any other business relationship or affiliation with the Company or any of its subsidiaries (other than his or her service as a trustee).

SHARE PERFORMANCE GRAPH

The following graph provides a comparison of the cumulative total return on the Common Shares from December 31, 2000 to the NYSE closing price per share on December 31, 2005 with the cumulative total return on the Standard & Poor’s 500 Composite Stock Price Index (the “S&P 500”) and the National Association of Real Estate Investment Trusts Total Return Index (“NRIXTR”). Total return values were calculated assuming a $100 investment on December 31, 2000 with reinvestment of all dividends in (i) the Common Shares, (ii) the S&P 500 and (iii) the NRIXTR Index.

The actual returns shown on the graph above are as follows:

Name	Initial investment at December 31, 2000	Value of initial investment at December 31, 2001	Value of initial investment at December 31, 2002	Value of initial investment at December 31, 2003	Value of initial investment at December 31, 2004	Value of initial investment at December 31, 2005
LaSalle Hotel Properties	$100.00	$81.03	$99.78	$139.79	$248.56	$296.34
S&P 500 Index	$100.00	$88.12	$68.66	$88.34	$97.94	$102.74
NRIXTR Index	$100.00	$115.50	$121.53	$168.27	$219.44	$237.63

PRINCIPAL AND MANAGEMENT SHAREHOLDERS

The following table sets forth the beneficial ownership of Common Shares for (i) each shareholder of the Company that is known to the Company to be the beneficial owner of more than 5% of the Company’s Common Shares based upon filings made with the SEC, (ii) each executive officer of the Company and (iii) the trustees and executive officers of the Company as a group as of February 10, 2006, unless indicated otherwise below. Share ownership of the trustees of the Company appears under the heading “Information Regarding the Nominees and Continuing Trustees” in this Proxy Statement.

	Common Shares Beneficially Owned (1)
Name of Beneficial Owner	Number	Percent of Total
T. Rowe Price Associates, Inc. (2)	2,545,800	7.80%
Deutsch Bank AG (3)	2,259,500	6.35%
Wellington Management Company, LLP (4)	2,117,010	5.95%
Heitman Real Estate Securities LLC (5)	1,639,750	5.03%
The Vanguard Group, Inc. (6)	1,792,241	5.03%
Capital Growth Management Limited Partnership (7)	1,635,300	5.02%
Jon E. Bortz (8)(9)	159,379	*
Michael D. Barnello (8)(9)	72,652	*
Hans S. Weger (8)(9)	69,722	*
All trustees and executive officers as a group (9 persons)	475,193	1.20%

*	Less than one percent.
(1)	The number of Common Shares beneficially owned is reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.
(2)	The business address for this shareholder is 100 East Pratt Street, Baltimore, Maryland 21202. According to a Schedule 13G filed with the SEC on February 14, 2006, T. Rowe Price Associates, Inc. (“Price Associates”) has sole voting power with respect to 532,800 of these Common Shares and sole dispositive power with respect to all of these Common Shares. Price Associates expressly disclaims that it is, in fact, the beneficial owner of these Common Shares. The Board granted a waiver to Price Associates to acquire up to 13% of the Company’s Common Shares.
(3)	The business address for this shareholder is Taunusanlage 12, D-60325, Frankfurt am Main, Federal Republic of Germany. According to a Schedule 13G filed with the SEC, on February 7, 2006, this shareholder has sole voting power with respect to 2,226,300 of these Common Shares and sole dispositive power with respect to 2,259,500 of these Common Shares. The Schedule 13G filing reflects the securities beneficially owned by the Private Clients and Asset Management (“PCAM”) business group of Deutsche Bank AG and its subsidiaries and affiliates. PCAM expressly disclaims beneficial ownership of these Common Shares.
(4)	The business address for this shareholder is 75 State Street, Boston, Massachusetts. According to a Schedule 13G filed with the SEC, on February 14, 2006, this shareholder has shared voting power with respect to 1,801,950 of these Common Shares and shared dispositive power with respect to 2,065,710 of these Common Shares.
(5)	The business address for this shareholder is 191 North Wacker Drive, Suite 2500, Chicago, Illinois 60606. According to a Schedule 13G filed with the SEC, on February 6, 2006, this shareholder has sole voting power with respect to 1,039,962 of these Common Shares and sole dispositive power with respect to all of these Common Shares.
(6)	The business address for this shareholder is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. According to a Schedule 13G filed with the SEC, on February 13, 2006, this shareholder has sole voting power with respect to 43,134 of these Common Shares and sole dispositive power with respect to all of these Common Shares.
(7)	The business address for this shareholder is One International Place, Boston, Massachusetts 02110. According to a Schedule 13G filed with the SEC, on February 9, 2006, this shareholder has sole voting power with respect to all of these Common Shares and shared dispositive power with respect to all of these Common Shares. This shareholder expressly disclaims beneficial ownership of these Common Shares.
(8)	The business address for this shareholder is 3 Bethesda Metro Center, Suite 1200, Bethesda, Maryland 20814.
(9)	The number of Common Shares beneficially owned by the following persons includes the number of Common Shares which such persons have the right to acquire pursuant to the exercise of a stock option exercisable within 60 days of February 10, 2006: Jon E. Bortz – 63,099; Michael D. Barnello – 14,484; and Hans S. Weger – 14,484.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s executive officers and trustees, and persons who own more than 10% of a registered class of the Company’s equity securities (“10% Holders”), to file reports of ownership and changes in ownership with the SEC. Officers, trustees and 10% Holders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company, or written representations from reporting persons that all reportable transactions were reported, the Company believes that during the fiscal year ended December 31, 2005 the executive officers, trustees and 10% Holders timely filed all reports they were required to file under Section 16(a); except that one transaction was filed late by each of Messrs. Hartley-Leonard, McCalmont, Perkins and Scott but each did report the transaction in his 2004 year-end report on Form 5, which was timely filed, and one transaction was reported late by each of Messrs. Barnello, Bortz and Weger and Ms. Kuhn.

OTHER MATTERS

Solicitation of Proxies

The cost of solicitation of proxies in the form enclosed herewith will be paid by the Company. In addition to the solicitation of proxies by mail, the trustees, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

Shareholder Proposals

Shareholder proposals intended to be presented at the 2007 Annual Meeting of Shareholders must be received by the Secretary of the Company no later than October 30, 2006 in order to be considered for inclusion in the Company’s proxy statement relating to the 2007 meeting pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”).

For a proposal of a shareholder to be presented at the Company’s 2007 Annual Meeting of Shareholders, other than a shareholder proposal included in the Company’s proxy statement pursuant to Rule 14a-8, it must be received at the principal executive offices of the Company no earlier than the close of business on January 20, 2007 and on or before February 19, 2007, unless the 2007 Annual Meeting of Shareholders is scheduled to take place before March 22, 2007 or after May 20, 2007, in which case notice must be delivered not earlier than the close of business on the 90th day prior to the 2007 Annual Meeting and not later than the close of business on the later of the 60th day prior to the 2007 annual meeting or the tenth day following the day on which public announcement of the date of the 2007 Annual Meeting is first made public by the Company. Any such proposal should be mailed to: LaSalle Hotel Properties, 3 Bethesda Metro Center, Suite 1200, Bethesda, Maryland 20814, Attn: Hans S. Weger, Corporate Secretary.

Code of Ethics

The Company has adopted a code of ethics that applies to all Company employees and each member of the Company’s Board of Trustees. This code of ethics is available at the Company’s website at www.lasallehotels.com in the “investor relations” section and any waivers of this code of ethics will be posted on the Company’s website. A copy of this code of ethics is available in print to any shareholder who requests it. Requests should be sent to LaSalle Hotel Properties, 3 Bethesda Metro Center, Suite 1200, Bethesda, Maryland 20814, Attn: Hans S. Weger, Corporate Secretary.

Other Matters

The Board of Trustees does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

By Order of the Board of Trustees

Hans S. Weger
Secretary

Bethesda, Maryland

February 27, 2006

Exhibit A

Updated as of January 13, 2006

LASALLE HOTEL PROPERTIES

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is a committee of the Board of Trustees. Its primary function is to assist the Board in fulfilling its oversight responsibilities by monitoring the integrity of the financial statements, the compliance by the Company with legal and regulatory requirements relating to the financial statements, and the independence and performance of the internal auditing process and external auditors.

Committee Membership

The membership of the Committee shall consist of at least three independent Trustees whose independence and experience meets the requirements of the New York Stock Exchange. Committee Members and the Committee Chairman shall be designated by the Board of Trustees. In particular, the Chairman of the Audit Committee shall have accounting and financial management experience. No Committee Member may receive any compensation from the Company other than fees for serving as a Trustee and Committee Member.

Committee Authority and Responsibilities

The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation or as it deems necessary to carry out its duties. The Committee shall meet at least five times per year, or more frequently as circumstances require. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. To the extent they determine appropriate, the Committee Members may communicate outside such meetings with one another and with members of management and employees, and the independent auditors.

In addition to those set forth in this Charter, the Committee will perform such other functions as assigned by law, the New York Stock Exchange or other exchange on which the Company’s securities are then listed, the Company’s charter or bylaws, or the Board of Trustees.

In meeting its responsibilities, the Committee is expected to:

1.	Review and reassess the adequacy of this Charter annually. Annually review its own performance.

2.	Provide an open avenue of communication between the internal auditors or accounting employees, the independent auditors, and the Board of Trustees.

3.	Have direct responsibility for the appointment, retention, compensation, termination and oversight of the Company’s independent auditors.

4.	Review and confirm the independence of the independent auditors.

5.	Review the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor.

6.	Pre-approve all audit and non-audit services provided to the Company by its independent auditors.

7.	Discuss policies with respect to risk assessment and risk management and inquire of management and the independent auditors about significant risks or exposures with respect to financial reporting and assess the steps management has taken to deal with them.

8.	Consider with management and the independent auditors the rationale for employing audit firms other than the principal independent auditors.

9.	Review with management and the independent auditors the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

10.	Consider and review with the independent auditors and management:

a.	The adequacy of the Company’s internal controls including, without limitation, computerized information system controls and security.

b.	Any related audit problems, difficulties, significant findings and recommendations of the independent auditors together with management’s responses thereto.

c.	Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the financial statements.

d.	Discuss analyses prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, which shall include (i) a list of all material or critical accounting estimates, and the reasoning for the classification and (ii) an analysis of the effect of alternative GAAP methods on the Company’s financial statements.

11.	Prior to the annual audit of financial statements for the fiscal year, receive and review audit plan from management, and review the audit plan with independent auditors.

12.	Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies, it being understood that such discussions may, in the discretion of the Committee, be done generally (i.e., by discussing the types of information to be disclosed and the type of presentation to be made) and that the Committee need not discuss in advance each earnings release or each instance in which the Company gives earnings guidance.

13.	Obtain and review with the independent auditors at the completion of the annual audit of the financial statements for the fiscal year a report from the independent auditor describing: the independent auditor’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and all relationships between the independent auditor and the Company, including the matters set forth in Independence Standards Board Standard No. 1. Discuss with the independent auditor any issues or relationships disclosed in such report that, in the judgment of the Committee, may have an impact on the competence or independence of the independent auditor.

14.	Review with management and the independent auditors at the completion of the annual audit of the financial statements for the fiscal year:

a.	The Company’s annual financial statements and related footnotes.

b.	The independent auditors’ audit of the financial statements and their report thereon.

c.	Any significant changes required in the audit plan during the course of the audit.

d.	Any serious difficulties or disputes with management encountered during the course of the audit.

e.	Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

15.	Consider and review with management:

a.	The plan for internal audits and changes made to the audit plan, including, without limitation, to the planned scope of the audit.

b.	Significant findings during the year and management’s responses thereto.

16.	Review with management and the independent auditors prior to the filing thereof with the SEC, the Company’s filings with the SEC and other published documents containing the Company’s financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements. The Committee shall discuss with management, in addition to other information contained in such filings, the portion entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

17.	Review with management, other employees of the Company and the independent auditors each quarterly financial report before it is filed with the SEC, including the results of the independent auditors’ reviews of the quarterly financial statements.

18.	Review policies and procedures with respect to executive officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the independent auditors.

19.	Review legal and regulatory matters that may have a material impact on the financial statements, and compliance policies in this regard.

20.	Meet periodically with management, internal auditors and the independent auditors in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

21.	Set clear hiring policies for the Company’s hiring of employees or former employees of the independent auditor who were engaged on the Company’s account.

22.	Prepare a Committee report as required by the SEC to be included in the Company’s annual proxy statement.

23.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting and auditing matters.

24.	Report regularly to the Board of Trustees with such recommendations, as the Committee may deem appropriate.

LASALLE HOTEL PROPERTIES

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 20, 2006

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES

The undersigned hereby constitutes and appoints Jon E. Bortz, Michael D. Barnello and Hans S. Weger and any of them, as proxies of the undersigned, with full power of substitution, to vote all common shares of beneficial interest, $.01 par value per share, of LaSalle Hotel Properties (the “Company”) held of record by the undersigned as of the close of business on February 10, 2006, on behalf of the undersigned at the 2006 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Hotel George, 15 E Street, N.W., Washington, DC 20001, 8:00 a.m., local time, on Thursday, April 20, 2006, and at any adjournments or postponements thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is given, this proxy will be voted FOR the nominees of the Board of Trustees listed in Proposal 1 and FOR Proposal 2. In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. A shareholder wishing to vote in accordance with the Board of Trustees’ recommendations need only sign and date this proxy and return it in the enclosed envelope.

PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

LASALLE HOTEL PROPERTIES

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. ☒

	For All	Withhold All	For All (Except Nominee(s) written below)		For	Against	Abstain

1. To elect three Class II trustees of the Company to serve until the 2009 Annual Meeting of Shareholders and until their successors are duly elected and qualified.	☐	☐	☐	2. To ratify the appointment of KPMG LLP as the independent registered public accountants of the Company for the year ending December 31, 2006.	☐	☐	☐

Nominee: 01 – Darryl Hartley- Leonard 02 – Kelly L. Kuhn 03 – William S. McCalmont				3. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.	☐	☐	☐

__________________________________________________

(INSTRUCTIONS: To Withhold authority

to vote for any individual nominee write the

nominee’s name on the line above.)

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Shareholders, the Proxy Statement with respect thereto and the Company’s Annual Report of Form 10-K for the year ended December 31, 2005 and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

Dated: __________________________ , 2006

Signature(s):

_____________________________________

_____________________________________

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

YOUR VOTE IS IMPORTANT!

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE.